Exhibit 99.1

Written Statement of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of Hardinge Inc. (the “Company”), hereby certifies that, on the date hereof:

(1)                                  the Form 10Q of the Company for the three month period ended March  31, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Patrick Ervin
J. Patrick Ervin
Chief Executive Officer
May 15, 2003